UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2018

NAVIGANT CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Riverside Plaza, Suite 2100

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 573-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2018, Navigant Consulting, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that Samuel K. Skinner and Governor James R. Thompson will retire and will not stand for re-election at the 2018 annual meeting of shareholders (the “Annual Meeting”). Their decisions to retire were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of the retirement by each of Mr. Skinner and Governor Thompson, the size of the Board of Directors of the Company (the “Board”) will be reduced from ten to nine directors as of the Annual Meeting.

Item 8.01. Other Information.

The Press Release also announced the nomination of the individuals to be elected at the Annual Meeting to serve on the Board, including Rudina Seseri, a prominent entrepreneur and technology venture capitalist.

A copy of the Press Release is attached hereto as Exhibit 99.1.

Important Information and Where to Find It

The Company has filed a preliminary proxy statement and form of associated WHITE proxy card (the “Preliminary Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the Company’s Annual Meeting. The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from Company shareholders in connection with the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in the Company’s securities are not reported or have changed since the amounts described in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC and available at the Company’s website at investors.navigant.com. Details concerning the nominees of the Company’s Board for election at the Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website at www.sec.gov. The Company’s shareholders will also be able to obtain a copy of the definitive proxy statement and other relevant filed documents free of charge by directing a written request to the Company’s Director of Investor Relations at 150 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, or from the investor relations section of the Company’s website at investors.navigant.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated April 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: April 17, 2018	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Executive Vice President, General Counsel and Secretary